Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re: Sea Containers Ltd., et al.	Case No.	06-11156 (KJC)
	Reporting Period:	June 1, 2008 - June 30, 2008

MONTHLY OPERATING REPORT

File with Court and submit copy to United States Trustee within 20 days after end of month**

Submit copy of report to any official committee appointed in the case.

REQUIRED DOCUMENTS	Form No.	Document Attached	Explanation Attached
Schedule of Cash Receipts and Disbursements	MOR-1	x
Bank Reconciliation (or copies of debtor’s bank reconciliations)	MOR-1 (CON’T)
Copies of bank statements
Cash disbursements journals
Statement of Operations	MOR-2	x
Balance Sheet	MOR-3	x
Status of Postpetition Taxes	MOR-4
Copies of IRS Form 6123 or payment receipt
Copies of tax returns filed during reporting period
Summary of Unpaid Postpetition Debts	MOR-4	x
Listing of aged accounts payable
Accounts Receivable Reconciliation and Aging	MOR-5	x
Debtor Questionnaire	MOR-5	x

I declare under penalty of perjury (28 U.S.C. Section 1746) that this report and the attached documents are true and correct to the best of my knowledge and belief.

Signature of Debtor	Date

Signature of Joint Debtor	Date

/s/ Laura Barlow	August 5, 2008
Signature of Authorized Individual* (on behalf of Sea Containers Ltd)	Date

Laura Barlow	Chief Financial Officer
Printed Name of Authorized Individual	Title of Authorized Individual

/s/ Laura Barlow	August 5, 2008
Signature of Authorized Individual*	Date
(on behalf of Sea Container Services Limited)

Laura Barlow	Chief Financial Officer
Printed Name of Authorized Individual	Title of Authorized Individual

*Authorized individual must be an officer, director or shareholder if debtor is a corporation; a partner if debtor is a partnership; a manager or member if debtor is a limited liability company.

** As agreed with the US Trustee office, MORs will be filed the 30th after each Month	FORM MOR
(9/99)

SEA CONTAINERS LTD., et al.
INDEX TO MONTHLY OPERATING REPORT

SEA CONTAINERS LTD., et al

MONTHLY OPERATING REPORT, JUNE 2008

NOTES TO MONTHLY OPERATING REPORT

General

For financial reporting purposes, Sea Containers Ltd. prepares consolidated financial statements relating to Sea Containers Ltd. and its affiliates and subsidiaries (the “Sea Containers Group”) that are filed with the Securities and Exchange Commission (the “SEC”).  Unlike the consolidated financial statements, the financial statements in this report reflect only the assets and liabilities of each individual Debtor (as defined below).

The information furnished in this report includes primarily normal recurring adjustments and reflects all adjustments which are, in the opinion of management, necessary for a fair presentation of such financial information.  Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted.

The financial statements in this report represent the company’s internal accounting, on an unaudited and uncertified basis.  As of June 30, 2008, Sea Containers Ltd. has not filed its form 10-K report for fiscal year ended December 31, 2005 or later, nor has it filed form 10-Q reports for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006, December 31, 2006, March 31, 2007, June 30, 2007, September 30, 2007, December 31, 2007, March 31, 2008, and June 30, 2008.  The certification and audit process may result in adjustments to the stated assets and liabilities.

Chapter 11 Reorganization Proceedings

On October 15, 2006 (the “Petition Date”), Sea Containers Ltd. (“SCL”), Sea Containers Services Ltd. (“Services”) and Sea Containers Caribbean Inc. (“SCCI”) (each a “Debtor” and collectively, the “Debtors”) each filed a voluntary petition for relief under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).  The cases were consolidated for the purpose of joint administration. The Debtors are operating their businesses as debtors-in-possession (“DIP”) pursuant to the Bankruptcy Code.  An official committee of unsecured creditors has been appointed for SCL (the “SCL Committee”) and an official committee of unsecured creditors has been appointed for Services (the “Services Committee”).

Pursuant to the provisions of the Bankruptcy Code, all actions to collect upon any of the Debtors’ liabilities as of the Petition Date or to enforce pre-petition contractual obligations are automatically stayed.  Absent approval from the Bankruptcy Court, the Debtors are prohibited from paying pre-petition obligations.  In addition, as a consequence of the chapter 11 filing, pending litigation against the Debtors is generally stayed, and no party may take any action to collect pre-petition claims except pursuant to an order of the Bankruptcy Court.  However, the Debtors have requested that the Bankruptcy Court approve certain pre-petition liabilities, such as employee wages and benefits and certain other pre-petition obligations.  While the Debtors are subject to chapter 11, all transactions of the Debtors outside the ordinary course of business will require the prior approval of the Bankruptcy Court.

At the Initial Debtors Interview with the United States Trustee on November 21, 2006, it was agreed that the Debtors’ Monthly Operating Report should consist of the following:

•                  Consolidating Schedule of Cash Receipts and Disbursements by Debtor.

•                 List of all bank accounts detailing the bank, account description, account number, and month end book balance.  Attestation that all bank reconciliations have been performed.

•                 Balance Sheets for Each Debtor.

•                 Schedules of the intercompany activity.

•                 Income Statements for each Debtor.(1)

•                  Schedule of Post-Petition fiduciary taxes – Provide Attestation that all taxes are current.

•                  Schedule of Unpaid Post-Petition Debts.

•                  Schedule of Accounts Receivable and Aging.

•                  Debtor Questionnaire.

(1)          No income statement has been prepared for Sea Containers Caribbean Inc. since it has not traded in the last 12  months.

In Re: Sea Containers Limited	Cash No: 06-1156 (KJC)
Reporting Dates: June 1 - June 30, 2008

Schedule of Cash Receipts and Disbursements

			Commerce		Bank of	Bank of	Societe	Societe	Commerce	Bank of	Bank of	Barclays
	JP Morgan	JP Morgan	Bank	JP Morgan	America	America	Generale	Generale	Bank	Bermuda	Bermuda	Bank	Current Month
	A/C 704	A/C 702	A/C 353	A/C 501	A/C 015	A/C 023	A/C Dep	A/C 032	A/C 282	A/C 16501	A/C 16001	A/C INS & TEE	Total
Cash beginning of month	70,800	44,390	18,168,000	76,674	50,670	(184)	200,171	3,484	765	22,354	1,017	497,501	19,135,642

Receipts
Sale of ships									1,890,460				1,890,460
Inter company receivable			15,000,000										15,000,000
Chassis Rental													—
Sale of assets		173,862											173,862
Foreign Exchange Revaluation				56	(1)			(2)					53
Interest Income	284		35,396	197	27		491	13					36,408
Sweep from SCS					581,074								581,074
Intra company sweep	(48,477)	(31,523)	(3,580,000)		(191,763)	191,763	80,000		3,580,000	(10,000)	10,000		—
Income received from Ge Seaco									177,898				177,898
Container Rental				46									46
Total Receipts	(48,193)	142,339	11,455,396	299	389,337	191,763	80,491	11	5,648,358	(10,000)	10,000	—	17,859,801

Disbursements
Net Payroll													—
Loan interest		21,528							663,415				684,943
Sales Use & Other Taxes													—
Inventory Purchases													—
Secured/Rental/Leases													—
Insurance													—
S, G & A costs	256	125,048		135	39	191,763			4,803,368	11	69		5,120,689
Selling													—
Other (Attach List)													—
Contra													—
Sweep to SCS													—
Transfers (To DIP Accts)													—
Intra company sweep													—
Professional Fees													—
U.S. Trustee Quarterly Fees													—
SC Treasury funding													—
Court Costs													—
Total Disbursements	256	146,576	—	135	39	191,763	—	—	5,466,783	11	69	—	5,805,632

Net Cash Flow (Receipts Less Disbursements)	(48,449)	(4,237)	11,455,396	164	389,298	—	80,491	11	181,575	(10,011)	9,931	—	12,054,169

Cash End of Month	22,351	40,153	29,623,396	76,838	439,968	(184)	280,662	3,495	182,340	12,343	10,948	497,501	31,189,811

The Following Section Must Be Completed

Disbursements For Calculating U.S. Trustee Quarterly Fees (From Current Month Actual Column)
Total Disbursements	5,805,632
Less: Transfers to Debtor In Possession Accounts	—
Less: Disbursements made by Sea Containers Ltd on behalf of Sea Containers Services Ltd	(1,918)
Total Disbursements For Calculating U.S. Trustee Quarterly Fees	5,803,714

In Re: Sea Containers Services	Cash No:	06-11156 (KJC)

Reporting Dates:June 1 to June 30, 2008

Schedule of Cash Receipts and Disbursements in $USD

(Conversion rate: £ = $1.99)

	Barclays Bank	Bank of America	Bank of Scotland	Commerce Bank	Current Month
	A/C 724	A/C 013	A/C 234	A/C 131	Actual
Cash beginning of month	—	(22,335)	0	50,000	27,665

Receipts
Foreign exchange		108			108
Accounts Receivable					—
Interest receivable					—
Depoit repaid					—
Funding From SCL		(581,074)			(581,074)
Inter company settlement					—
Tax refund		1,596,149			1,596,149
Total Receipts	—	1,015,183	—	—	1,015,183

Disbursements
Net Payroll		531,851			531,851
Payroll Taxes					—
Other taxes					—
Rates		6,527			6,527
Secured/Rental/Leases					—
Pension		25,110			25,110
Administrative		458,514			458,514
Selling					—
Rent					—
Lease settlement					—
Owner Draw *					—
Transfers (To DIP Accts)					—
Sweep to SCL					—
Professional Fees					—
U.S. Trustee Quarterly Fees					—
Court Costs					—
Total Disbursements	—	1,022,002	—	—	1,022,002

Net Cash Flow (Receipts Less Disbursements)	—	(6,819)	—	—	(6,819)

Cash End of Month	—	(29,154)	0	50,000	20,846

The Following Section Must Be Completed

Disbursements For Calculating U.S. Trustee Quarterly Fees (From Current Month Actual Column)
Total Disbursements	1,022,002
Less: Transfers To Debtor In Possession Accounts	—
Add: Disbursements made by Sea Containers Ltd on behalf of Sea Containers Services Ltd	1,918
Total Disbursements For Calculating U.S. Trustee Quarterly Fees	1,023,921

Reconciliation books to ledger	USD $
Cash in bank at the end of the month	20,846
Petty Cash	5,104
Balance per Sea Containers Services Financials April 30, 2008	25,950

BANK RECONCILIATIONS

The Debtors confirm and attest that all bank reconciliations have been performed for Sea Containers Ltd. and Sea Containers Services Ltd.

Bank reconciliations are not applicable to Sea Containers Caribbean Inc. because it does not have any bank accounts.

SEA CONTAINERS LTD

BALANCE SHEET

		Unaudited	Unaudited
		June 30,	October 15,
	Note	2008	2006

Assets	(15)
Current assets
Cash and cash equivalents		$31,189,811	$50,100,986
Trade receivables - less allowances for bad and doubtful accounts of $1.379 million	(8)	266,461	1,955,441
Due from related parties	(4)	352,137	13,481,857
Prepaid expenses and other current assets		453,190	1,718,439
Total current assets		32,261,599	67,256,723

Fixed assets, net	(5)	—	—

Long-term equipment sales receivable, net	(5)	—	—
Investment in group companies	(2)	108,753,801	—
Intercompany receivables	(3)	—	—
Investment in equity ownership interests	(6)	228,279,582	197,742,498
Other assets	(7)	2,845,709	3,424,161
Total assets	(1)	$372,140,691	$268,423,382

(1) Sea Containers Ltd does not produce Company only accounts. This statement of assets represents Sea Containers Group’s internal accounting, on an unaudited and uncertified basis. As of June 30, 2008, Sea Containers Ltd has not filed its form 10-K report for fiscal year ended December 31, 2005, nor has it filed form 10-Q reports for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006, December 31, 2006, March 31, 2007, June 30, 2007, September 30, 2007, December 31, 2007, March 31, 2008 and June 30, 2008.  In order to facilitate the preparation of Sea Containers Ltd and Sea Container Services Limited’s October 15, 2006 balance sheet, it was necessary to make certain assumptions and estimates. The certification and audit process for Sea Container Services Limited at June 29, 2007 period end may result in adjustments to the above stated assets. The foreign exchange rates used to translate June 30, 2008, May 31, 2008, and October 15, 2006 were $1.99, $1.98 and $1.87 respectively.

(2)  The parent Company for the Sea Containers Group, Sea Containers Ltd, at June 30, 2008 had an amount of $496,702,599 recorded in its books as an investment in subsidiary companies. Sea Containers Ltd is presently undergoing an exercise to ascertain the value contained within its subsidiaries that will become available to Sea Containers Ltd. Management’s current view is that this investment is significantly impaired; therefore, whilst this exercise is underway, Sea Containers Ltd feels it appropriate to make full provision against the investment in subsidiaries, except as noted below.

On July 24, 2007, Sea Containers Ltd entered into a loan facility to repay existing indebtedness of its subsidiary, Sea Containers SPC Ltd (“SPC”), thereby avoiding a foreclosure by the lenders to SPC and preserving value in its container fleet and control over these assets. This was financed through a capitalisation by Sea Containers Limited in SPC Holdings Ltd and SPC Holdings Ltd in SPC for $143,546,856 in both cases. Therefore an investment to this value is now disclosed on Sea Containers Limited’s balance sheet.

In May 2008 as part of the GE SeaCo settlement, as stated in note 6, an amount due from related parties of $18,585,000 in SPC’s balance sheet was written off. This bad debt has subsequently been revised, in June 2008 to $15,005,000, thus releasing $3,580,000 back to the SPC’s profit and loss account. This has resulted in an increase of the carrying value, by the same amount, of the investment in SPC Holdings Ltd, as disclosed in the balance sheet of Sea Containers Ltd.

In June 2008, SPC paid $15,000,000 in partial repayment of its intercompany balance due to Sea Containers Ltd, having previously repaid $4,800,000 in December 2007. Sea Containers Ltd’s policy as described in note (3) is to fully provide against its net intercompany balances, thus these repayments have resulted in a release of the related provision in this MOR. A corresponding impairment has however, been reflected in the previously held carrying value of Sea Containers Ltd’s investment in SPC Holdings Ltd, the parent company of SPC, so the net effect of these repayments on the Statement of Operations of Sea Containers Ltd is $nil.

(3) The Sea Containers Group has a highly complex intercompany matrix that involves a large number of amounts receivable and payable. These are held as gross figures within the individual company accounting records but are netted off for the purposes of external presentation. Sea Containers Ltd is in the process of evaluating all intercompany receivables and payables as part of its exercise to ascertain value held in subsidiary companies. Sea Containers Ltd has a net intercompany receivable from its direct and indirect subsidiaries of $503,573,169. This represents a gross intercompany receivable of $1,686,968,509 and a gross intercompany payable of $1,183,395,340. Full provision has been made against this net amount whilst the exercise to ascertain value is underway. It is possible that individual subsidiaries may have a claim against Sea Containers Ltd and the netting off exercise in Sea Containers Ltd’s accounts is not prejudicial to any such claim that a subsidiary may have.

(3 cont.) Since January 2007 Sea Containers Ltd has included adjustments to its inter company balances that arose as a result of UK statutory reporting requirements. This resulted in changes to certain inter company balances previously stated on the detailed inter company schedule. These changes did not impact on the Sea Containers Ltd balance sheet, due to the company’s policy to fully provide against its net inter company balances and therefore Sea Containers Ltd has not restated its previously filed monthly operating reports.

(4) As part of the claims process referred to in note (13) of this MOR, GE SeaCo made a claim in respect of trading balances due from Sea Containers Ltd. The claim acknowledged, that there were also balances due from GE SeaCo to Sea Containers Ltd but did not reduce the amount of the claim in respect of these amounts. Sea Containers Ltd and the other debtor entities, Sea Containers Services Ltd. and Sea Containers Caribbean Inc. together with GE SeaCo have agreed to resolve this claim outside of the Bankruptcy Court process by entering into a global group Settlement of all balances due between the Sea Containers group of companies and the GE SeaCo group of companies. This settlement has taken the form of a stipulated net balance between the two groups of companies as at June 30, 2007. The stipulated balance as at June 30, 2007 was $4,299,882 due from GE SeaCo to the Sea Containers group, which was however reduced by amounts received from GE SeaCo companies since June 30, 2007 to leave a net stipulated balance after receipt of cash of $665,851 at June 30, 2007. The stipulation was approved by the Bankruptcy Court on March 14, 2008. The balance at June 30, 2008 was $352,137, which represents the outstanding part of the stipulated balance of $274,800 and transactions between SCL and GE SeaCo of $77,337 and will be paid in accordance with the Framework Agreement.

It is anticipated within the stipulation that the net balance will be received in due course by Sea Containers Ltd on behalf of the Sea Containers group. As part of the stipulation process, the other companies within the Sea Containers group including the other debtor entities, assigned any receivable or payable balances that they held with any GE SeaCo company at June 30, 2007 to Sea Containers Ltd and this has been accounted for through an adjustment to their inter-company balance with Sea Containers Ltd, this treatment being reflected within this MOR. The company has obtained the necessary consents and approvals to formalise these arrangements between Sea Containers Ltd and its subsidiary companies and GE SeaCo.

All transactions between Sea Containers group companies and GE SeaCo group companies that have occurred subsequent to the stipulation date of June 30, 2007, are reflected within the individual accounts of the group companies and are not subject to a Global Settlement.

(5) Fixed assets and long-term equipment sales receivable relate to containers. On October 3, 2006, SCL transferred the majority of these containers to a Special Purpose Company wholly owned by SCL to enable refinancing of the container fleet. These containers were transferred at Net Book Value. On October 12, 2006, the remaining assets were sold to a third party.

(6) This balance consists of the historic audited carrying value of SCL’s investment in GE SeaCo together with GE SeaCo’s financial performance for the year ended December 31, 2007 and unaudited results for the period from January 1, 2008 to June 30, 2008.

(7) $2,075,344 of the Other Assets balance represents the unamortized part of capitalised finance costs in relation to certain of Sea Containers Ltd’s senior loan notes that were outstanding at June 30, 2008. The loan notes will be amortised up to maturity (between March 2009 and June 2012) at a monthly rate of some $47,000.  If the loan notes, which are disclosed as being due in less than one year, are repaid then the balance of the unamortized capitalised finance costs will be expensed to the Statement of Operations. Of the remaining Other Assets balance, $770,365 represents the unamortized part of the original issue discount and other costs, in relation to the Debtor in Possession (“DIP”) loan facility of $145 million, and which are being amortised over 2 years.

(8)  The Company completed a full bad debt review in July 2007 and makes a provision for specific bad and doubtful debts.

		Unaudited	Unaudited
		June 30,	October 15,
	Note	2008	2006

Liabilities and shareholders’ equity	(15)
Current liabilities
Accounts payable		$11,143,074	$3,372,476
Accrued expenses	(14)	86,577,352	22,843,429
Current portion of long-term debt	(12) (14)	175,151,304	25,926,107
Current portion of senior notes	(14)	385,605,492	384,938,936
Total current liabilities		658,477,222	437,080,948

Total shareholders’ equity	(11)	(286,336,531)	(168,657,566)
Total liabilities and shareholders’ equity	(9) (10) (13)	$372,140,691	$268,423,382

(9) Sea Containers Ltd does not produce Company only accounts. This statement of liabilities represents Sea Containers Group’s internal accounting, on an unaudited and uncertified basis. As of June 30, 2008, Sea Containers Ltd has not filed its form 10-K report for fiscal year ended December 31, 2005, nor has it filed form 10-Q reports for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006, December 31, 2006, March 31, 2007, June 30, 2007, September 30, 2007, December 31, 2007, March 31, 2008 and June 30, 2008.  In order to facilitate the preparation of Sea Containers Ltd and Sea Container Services Limited’s October 15, 2006 balance sheet, it was necessary to make certain assumptions and estimates. The certification and audit process for Sea Container Services Limited at June 29, 2007 period end may result in adjustments to the above stated assets. The foreign exchange rates used to translate June 30, 2008, May 31, 2008, and October 15, 2006 were $1.99, $1.98 and $1.87 respectively.

(10) On July 3, 2007, the Determinations Panel of the United Kingdom government Pensions Regulator (which regulates employment-based pension plans in the UK and aims to protect the benefits of members of UK pension plans) published notices of its decision that a Financial Support Direction (FSD) will be issued against Sea Containers Ltd. under Section 43 of the Pensions Act 2004 in respect of the Sea Containers 1983 Pension Scheme (the “1983 Scheme”) and the Sea Containers 1990 Pension Scheme (the “1990 Scheme”) (together the “Schemes”). The hearing before the Determination Panel took place on June 12 and 13, 2007 to consider the warning notices issued by the Regulator in October 2006 and April 2007 in respect of the two Pension Schemes.

On July 24, 2007, Sea Containers Ltd announced that it had lodged an appeal in respect of the Determination Notices issued by the Determinations Panel of the Pension Regulator on June 15, 2007. The appeal contested the Panel’s decision that FSDs should be issued against Sea Containers Ltd under section 43 of the Pensions Act 2004 in respect of the two Pension Schemes. It has always been Sea Containers Ltd’s expectation that any restructuring plan of reorganization proposed under the Chapter 11 bankruptcy protection process would be subject to the Pensions Regulator’s Clearance procedure.

On February 6, 2008, Sea Containers Ltd announced that it had reached a settlement in principle with the Trustees of the two Pension Schemes to agree the amount of their claims against the Sea Containers Ltd estate.  Under the agreement, the Trustees would have a claim of approximately $200 million recognized in the Company’s Chapter 11 proceedings. The agreement in principle will also create an additional reserve for certain potential pension scheme liabilities, up to $69 million, in respect of age-related equalization changes.

In connection with this important agreement, Sea Containers Ltd withdrew its appeal against the Financial Support Direction (FSD) and the FSD was issued on February 5, 2008. Sea Containers Ltd considers that the settlement will adequately address the FSD and that further legal proceedings would be of no further benefit. Sea Containers Ltd, alongside the Trustees, has sought approval from the Pensions Regulator for the proposed settlement, which is also subject to Bankruptcy Court approval.  The settlement has not been reflected in the accounts of Sea Containers Ltd or Sea Containers Services Limited as it is still subject to documentation and regulatory approvals.

The Sea Containers Ltd Creditors’ committee filed an objection in the US Bankruptcy court to the pension settlement, which was heard on May 28, May 29 and June 6, 2008 and a decision is expected in August 2008.

On July 9, 2007 the Pensions Regulator notified the Company that it was considering commencing further financial support proceedings against Sea Containers Ltd, with regards to other participating employers in the 1983 Scheme and 1990 Scheme. It is the Company’s intention that such proceedings, if they are brought, will be defended.

(11) Shareholders’ Equity is calculated after all adjustments that have been noted in notes (1) to (10) above.  In particular, the treatment of investments in group companies and net intercompany receivables as discussed in notes (2), (3) and (4) have a material effect on Shareholders’ Equity. Any adjustment to this policy which may arise on completion of the exercise to ascertain value held in subsidiary companies and the associated evaluation of intercompany receivables and payables may have a material impact on Shareholders’ Equity as stated.

(12)  The Current portion of long term debt consists of loans from Trilogy Portfolio LLC, for a ship acquisition and Silverpoint, for a share acquisition.

On July 24, 2007 Sea Containers Ltd closed its Debtor in Possession (“DIP”) loan facility of $145 million, having obtained Court approval on June 26. The Company entered into the facility to repay existing indebtedness of its subsidiary, Sea Containers SPC Ltd (“SPC”), thereby avoiding a foreclosure by the lenders to SPC and preserving value in its container fleet and control over these assets. The DIP facility also provides a $25 million revolving credit facility for working capital purposes for the duration of the Chapter 11 case, which was undrawn as at June 30, 2008.

(13)  As a result of the Claims Bar Date on July 16, 2007, numerous parties have filed proofs of claims in the bankruptcy cases. The claims filed by GE and GE SeaCo referred to in previous monthly operating reports have been settled in the Framework Agreement with GE SeaCo as discussed in note (6) above. The MOR does not reflect any analysis of, nor does it incorporate, any proofs of claim or the claims asserted, therein.

(14)  In accordance with US GAAP, FAS 140, para 16, Sea Containers Ltd has continued to accrue interest on senior notes due. The total accrual included within this MOR for interest on senior notes due is $77,193,978 and the total accrual within this MOR for interest on the current portion on long term debt is $5,775,952. This represents interest accruing post petition and may not reflect the treatment of such interest under the provision of the Bankruptcy Code.

(15)  On July 31, 2008, Sea Containers Ltd. and its affiliated debtors (“SCL” or the “Company”) filed with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) a Joint Plan Pursuant to Chapter 11 of the United States Bankruptcy Code (the “Plan”) and a related Disclosure Statement (the “Disclosure Statement”).    There are many factors, including the terms of any plan of reorganization ultimately confirmed, that can affect the value of the Company’s various prepetition liabilities, common stock and/or other equity securities.  Additionally, no assurance can be given as to what values, if any, will be ascribed in the bankruptcy proceedings to each of these constituencies.  It should be noted that the Plan does not provide a recovery for existing holders of the Company’s common stock, which common stock will remain outstanding until the dissolution of Reorganized SCL under Bermuda law.  Copies of the Plan and Disclosure Statement are also publicly available and may be accessed free of charge at the Debtors’ private website at http://www.bmcgroup.com/scl.  The information set forth on the foregoing website shall not be deemed to be part of or incorporated by reference into this MOR

The Company recommends that its stakeholders refer to the limitations and qualifications included in the Plan and Disclosure Statement, as applicable, with respect to the information contained therein.  Information contained in the Plan and Disclosure Statement is subject to change, whether as a result of amendments to the Plan, actions of third parties, or otherwise.

Bankruptcy law does not permit solicitation of acceptances of the Plan until the Bankruptcy Court approves the Disclosure Statement.  Accordingly, this announcement is not intended to be, nor should it be construed as, a solicitation for a vote on the Plan. The Plan will become effective only if it receives the requisite stakeholder approval and is confirmed by the Bankruptcy Court.

SEA CONTAINERS LTD

STATEMENT OF OPERATIONS

		Unaudited	Unaudited
		One Month Ended	Period Oct 16, 2006
	Note	June 30, 2008	to June 30, 2008

Revenue	(17)	$1,579,533	$42,279,929

Costs and expenses:
Operating income		—	5,948,939
Selling, general and administrative expenses	(20)	(1,740,652)	(58,491,985)
Professional fees	(19)	(3,256,551)	(50,224,698)
Charges/(credits) against intercompany accounts	(18)	17,540,626	166,386,507
Impairment of investment in subsidiary companies	(18)	(16,220,055)	(144,579,193)
Forgiveness of intercompany debt		—	(16,482,588)
Depreciation and amortization		—	(58,677)
Total costs and expenses		(3,676,632)	(97,501,695)

Loss on sale of assets		—	(1,911,437)

Operating loss		(2,097,099)	(57,133,203)

Other income (expense)
Investment income		36,405	10,456,323
Foreign exchange gains/(losses)		(112)	(307,983)
Interest expense, net of capitalized interest		(3,589,949)	(79,454,456)

Loss before taxes		(5,650,755)	(126,439,319)
Income tax expense		(622,700)	(8,708,714)
Loss after taxes		$(6,273,455)	$(135,148,033)

(16) Sea Containers Ltd does not produce Company only accounts. This statement of operations represents Sea Containers Group’s internal accounting, on an unaudited and uncertified basis. As of June 30, 2008, Sea Containers Ltd has not filed its form 10-K report for fiscal year ended December 31, 2005, nor has it filed form 10-Q reports for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006, December 31, 2006, March 31, 2007, June 30, 2007, September 30, 2007, December 31, 2007, March 31, 2008 and June 30, 2008.  In order to facilitate the preparation of Sea Containers Ltd and Sea Container Services Limited’s October 15, 2006 balance sheet, it was necessary to make certain assumptions and estimates. The certification and audit process for Sea Container Services Limited at June 29, 2007 period end may result in adjustments to the above stated assets. The foreign exchange rates used to translate June 30, 2008, May 31, 2008, and October 15, 2006 were $1.99, $1.98 and $1.87 respectively.

(17) Revenue, in respect of Sea Containers Ltd’s equity interest in GE SeaCo’s Owned Fleet, totals $1,707,667 which reflects SCL’s share of GE SeaCo’s unaudited results for Q2, 2008 less those amounts already booked.

Revenue also includes a loss for the month of $128,000 for SCL’s share of the joint venture Pool Fleet. This reflects the unaudited results for Q2, 2008 less those amounts previously booked.

(18) Sea Containers Ltd’s policy prior to the bankruptcy filing date was to make provisions for the net receivable due from Sea Containers Ltd Group’s subsidiary companies. The change in the month above, relates to an increase in the net receivable balance due from group companies in the month, which have been written off in accordance with note 3. The main variances are due to foreign exchange movements, cash repatriations and management fees being recharged.

In May 2008 as part of the GE SeaCo settlement, as stated in note 6, an amount due from related parties of $18,585,000 in SPC’s balance sheet was written off. This bad debt has subsequently been revised to $15,005,000, thus releasing $3,580,000 back to the SPC’s profit and loss account. This has resulted in the increase of the carrying value, by the same amount, of the investment in SPC Holdings Ltd, as disclosed in the balance sheet of Sea Containers Ltd.

In June 2008, SPC paid $15,000,000 in partial repayment of its intercompany balance due to Sea Containers Ltd, having previously repaid $4,800,000 in December 2007. Sea Containers Ltd’s policy as described in note (3) is to fully provide against its net intercompany balances, thus these repayments have resulted in a release of the related provision in this MOR. A corresponding impairment has however, been reflected in the previously held carrying value of Sea Containers Ltd’s investment in SPC Holdings Ltd, the parent company of SPC, so the net effect of these repayments on the Statement of Operations of Sea

SEA CONTAINERS LTD

STATEMENT OF OPERATIONS

(19)  As at June 30, 2008 cumulative professional fees totalling $50,224,698 have been expensed. During the month $3,256,551 was expensed.

The allocation of professional fees between Sea Containers Ltd and Sea Containers Services Limited for the period April 1 to June 30, 2008 is under review.

Recharges made between Sea Containers Ltd and Sea Containers Services Ltd have been adjusted through the intercompany account between the two companies in all cases.

(20) Selling, general and administrative expenses for June 2008 includes a recharge of costs via a management fee from Sea Containers Services Limited of $1,291,000.

SEA CONTAINERS SERVICES

BALANCE SHEET

		Unaudited	Unaudited
		June 30	October 15,
	Note	2008	2006

Assets	(7)
Current assets
Cash and cash equivalents		$25,950	$274,533
Trade receivables		10,557	419,162
Due from related parties (GE SeaCo)	(3)	57,979	4,805,049
Prepaid expenses and other current assets		1,609,942	14,242,003
Total current assets		1,704,427	19,740,747

Fixed assets, net		13,019	3,410,461

Investments		2,677,370	2,515,920
Intercompany receivables	(2)	28,124,571	29,746,215
Other assets		0	14,975
Total assets	(1)	$32,519,386	$55,428,318

(1) This statement of assets represents Sea Containers Group’s internal accounting, on an unaudited and uncertified basis. As of June 30, 2008, Sea Containers Ltd has not filed its form 10-K report for fiscal year ended December 31, 2005, nor has it filed form 10-Q reports for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006, December 31, 2006, March 31, 2007, June 30, 2007, September 30, 2007, December 31, 2007, March 31, 2008 and June 30, 2008.  In order to facilitate the preparation of Sea Containers Ltd and Sea Container Services Limited’s October 15, 2006 balance sheet, it was necessary to make certain assumptions and estimates. The certification and audit process for Sea Container Services Limited at June 29, 2007 period end may result in adjustments to the above stated assets. The foreign exchange rates used to translate June 30, 2008, May 31, 2008, and October 15, 2006 were $1.99, $1.98 and $1.87 respectively.

(2) Sea Containers Services Ltd. has net intercompany receivables of $28,124,571. This represents gross intercompany receivables of $124,903,431 and gross intercompany payables of $96,778,860. The Sea Containers Group has a highly complex intercompany accounting process. The Sea Containers Group is currently in the process of evaluating all intercompany receivables and payables as part of its exercise to ascertain value held in subsidiary companies. Whilst this exercise remains ongoing Sea Containers Services Ltd. regards it as appropriate to reflect the full intercompany receivables and payables within its Balance Sheet on a net basis but it is possible that a full or partial provision against its intercompany balances will be required on completion of the evaluation.

(3) As part of the claims process referred to in note (6) of this MOR, GE SeaCo made a claim in respect of trading balances due from Sea Containers Ltd. The claim acknowledged that there were also balances due from GE SeaCo to Sea Containers Ltd but did not reduce the amount of the claim in respect of these amounts. Sea Containers Ltd and the other debtor entities, Sea Containers Services Ltd. and Sea Containers Caribbean Inc. together with GE SeaCo have agreed to resolve this claim outside of the Bankruptcy Court process by entering into a global group Settlement of all balances due between the Sea Containers group of companies and the GE SeaCo group of companies. This settlement has taken the form of a stipulated net balance between the two groups of companies as at June 30, 2007. The stipulated balance as at June 30, 2007 was $4,299,882 due from GE SeaCo to the Sea Containers group, which was however reduced by amounts received from GE SeaCo companies since June 30, 2007 to leave a net stipulated balance after receipt of cash of $665,851 at June 30, 2007 and $274,800 as at March 31, 2008. The stipulation was approved by the Bankruptcy Court on March 14, 2008 and will be paid in accordance with the Framework Agreement.

It is anticipated within the stipulation that the net balance will be received in due course by Sea Containers Ltd on behalf of the Sea Containers group. As part of the stipulation process, the other companies within the Sea Containers group including the other debtor entities, assigned any receivable or payable balances that they held with any GE SeaCo company at 30 June 2007 to Sea Containers Ltd and this has been accounted for through an adjustment to their inter-company balance with Sea Containers Ltd, this treatment being reflected within this MOR. The company has obtained the necessary consents and approvals to formalise these arrangements between Sea Containers Ltd and its subsidiary companies and GE SeaCo.

All transactions between Sea Containers group companies and GE SeaCo group companies that have occurred subsequent to the stipulation date of June 30, 2007, are reflected within the individual accounts of the group companies and are not subject to a Global Settlement.

The amount reflected in this MOR as due from Related Parties consists of a balance of $57,979 in respect of S,G&A services provided for the period January 2008 to June 2008 to GE SeaCo for which payment has not yet been received.

		Unaudited	Unaudited
		June 08,	October 15,
	Note	2008	2006

Liabilities and shareholders’ equity	(7)
Current liabilities
Accounts payable		$767,621	$1,198,421
Accrued expenses		3,235,641	5,736,956
Current portion of long-term debt		1,513,795	1,807,527
Total current liabilities		5,517,056	8,742,904

Total shareholders’ equity		27,002,330	46,685,414
Total liabilities and shareholders’ equity	(4), (5), (6)	$32,519,386	$55,428,318

(4)  This statement of liabilities reflects Sea Containers Group’s internal accounting, on an unaudited and uncertified basis. As of June 30, 2008, Sea Containers Ltd has not filed its form 10-K report for fiscal year ended December 31, 2005, nor has it filed form 10-Q reports for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006, December 31, 2006, March 31, 2007, June 30, 2007, September 30, 2007, December 31, 2007, March 31, 2008 and June 30, 2008.  In order to facilitate the preparation of Sea Containers Ltd and Sea Container Services Limited’s October 15, 2006 balance sheet, it was necessary to make certain assumptions and estimates. The certification and audit process for Sea Container Services Limited at June 29, 2007 period end may result in adjustments to the above stated assets. The foreign exchange rates used to translate June 30, 2008, May 31, 2008, and October 15, 2006 were $1.99, $1.98 and $1.87 respectively.

(5) On July 3, 2007 the Determinations Panel of the United Kingdom government Pensions Regulator (which regulates employment-based pension plans in the UK and aims to protect the benefits of members of UK pension plans) published notices of its decision that a Financial Support Direction (FSD) will be issued against Sea Containers Ltd. under Section 43 of the Pensions Act 2004 in respect of the Sea Containers 1983 Pension Scheme (the “1983 Scheme”) and the Sea Containers 1990 Pension Scheme (the “1990 Scheme”) (together the “Schemes”). The hearing before the Determination Panel took place on June 12 and 13, 2007 to consider the warning notices issued by the Regulator in October 2006 and April 2007 in respect of the two Pension Schemes.

On July 24, 2007, Sea Containers Ltd announced that it had lodged an appeal in respect of the Determination Notices issued by the Determinations Panel of the Pension Regulator on June 15, 2007. The appeal contested the Panel’s decision that FSDs should be issued against Sea Containers Ltd under section 43 of the Pensions Act 2004 in respect of the two Pension Schemes. It has always been Sea Containers Ltd’s expectation that any restructuring plan of reorganization proposed under the Chapter 11 bankruptcy protection process would be subject to the Pensions Regulator’s Clearance procedure.

On February 6, 2008, Sea Containers Ltd announced that it had reached a settlement in principle with the Trustees of the two Pension Schemes to agree the amount of their claims against the Sea Containers estate.  Under the agreement, the Trustees would have a claim of approximately $200 million recognized in the Company’s Chapter 11 proceedings. The agreement in principle will also create an additional reserve for certain potential pension scheme liabilities, up to $69 million, in respect of age-related equalization changes.

In connection with this important agreement, Sea Containers Ltd withdrew its appeal against the Financial Support Direction (FSD) and the FSD was issued on February 5, 2008. Sea Containers Ltd considers that the settlement will adequately address the FSD and that further legal proceedings would be of no further benefit. Sea Containers Ltd, alongside the Trustees, has sought approval from the Pensions Regulator for the proposed settlement, which is also subject to Bankruptcy Court approval.  The settlement has not been reflected in the accounts of Sea Containers Ltd or Sea Containers Services Limited as it is still subject to documentation and regulatory approvals.

The Sea Containers Ltd Creditors’ committee filed an objection in the US Bankruptcy court to the pension settlement, which was heard on May 28, May 29 and June 6, 2008 and a decision is expected in August 2008.

On July 9, 2007 the Pensions Regulator notified the Company that it was considering commencing further financial support proceedings against Sea Containers Ltd, with regards to other participating employers in the 1983 Scheme and 1990 Scheme. It is the Company’s intention that such proceedings, if they are brought, will be defended.

(6) As a result of the Claims Bar Date on July 16, 2007, numerous parties have filed proofs of claims in the bankruptcy cases. The claims filed by GE and GE SeaCo referred to in previous monthly operating reports have been settled in the Framework Agreement with GE SeaCo as discussed in note (3) above. The MOR does not reflect any analysis of, nor does it incorporate, any proofs of claim or the claims asserted, therein.

(7)  On July 31, 2008, Sea Containers Ltd. and its affiliated debtors (“SCL” or the “Company”) filed with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) a Joint Plan Pursuant to Chapter 11 of the United States Bankruptcy Code (the “Plan”) and a related Disclosure Statement (the “Disclosure Statement”). There are many factors, including the terms of any plan of reorganization ultimately confirmed, that can affect the value of the Company’s various prepetition liabilities, common stock and/or other equity securities.  Additionally, no assurance can be given as to what values, if any, will be ascribed in the bankruptcy proceedings to each of these constituencies.  It should be noted that the Plan does not provide a recovery for existing holders of the Company’s common stock, which common stock will remain outstanding until the dissolution of Reorganized SCL under Bermuda law.  Copies of the Plan and Disclosure Statement are also publicly available and may be accessed free of charge at the Debtors’ private website at http://www.bmcgroup.com/scl.  The information set forth on the foregoing website shall not be deemed to be part of or incorporated by reference into this MOR

The Company recommends that its stakeholders refer to the limitations and qualifications included in the Plan and Disclosure Statement, as applicable, with respect to the information contained therein.  Information contained in the Plan and Disclosure Statement is subject to change, whether as a result of amendments to the Plan, actions of third parties, or otherwise.

Bankruptcy law does not permit solicitation of acceptances of the Plan until the Bankruptcy Court approves the Disclosure Statement. Accordingly, this announcement is not intended to be, nor should it be construed as, a solicitation for a vote on the Plan. The Plan will become effective only if it receives the requisite stakeholder approval and is confirmed by the Bankruptcy Court.

SEA CONTAINERS SERVICES

STATEMENT OF OPERATIONS

		Unaudited	Unaudited
		One Month Ended	Period Oct 16, 2006
	Note	June 30, 2008	to June 30, 2008

Revenue		$1,312,399	$49,899,134

Costs and expenses:
Selling, general and administrative expenses		(700,699)	(36,187,228)
Professional fees	(9)	(520,616)	(32,942,282)
Depreciation & amortization		(2,489)	(3,372,081)
Total costs and expenses		(1,223,804)	(72,501,591)

Gains on sale of assets		—	32,136

Operating profit/(loss)		88,595	(22,570,320)

Other income (expense)
Interest income		—	44,640
Foreign exchange gains or (losses)		—	(169,436)
Interest expense, net of capitalized interest		(16,615)	(342,454)

Profit/(loss) before taxes		71,980	(23,037,570)
Income tax credit	(10)	—	2,514,974
Net profit/(loss)	(8)	$71,980	$(20,522,596)

(8) This statement of operations reflects Sea Containers Group’s internal accounting, on an unaudited and uncertified basis. As of June 30, 2008, Sea Containers Ltd has not filed its form 10-K report for fiscal year ended December 31, 2005, nor has it filed form 10-Q reports for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006, December 31, 2006, March 31, 2007, June 30, 2007, September 30, 2007, December 31, 2007, March 31, 2008 and June 30, 2008.  In order to facilitate the preparation of Sea Containers Ltd and Sea Container Services Limited’s October 15, 2006 balance sheet, it was necessary to make certain assumptions and estimates. The certification and audit process for Sea Container Services Limited at June 29, 2007 period end may result in adjustments to the above stated assets. The foreign exchange rates used to translate June 30, 2008, May 31, 2008, and October 15, 2006 were $1.99, $1.98 and $1.87 respectively.

(9)  As at June 30, 2008 cumulative professional fees totalling $32,942,282 have been expensed. During the month $520,616 was expensed.

The allocation of professional fees between Sea Containers Ltd and Sea Containers Services Limited for the period April 1, to June 30, 2008 is under review.

Recharges made between Sea Containers Ltd and Sea Containers Services Ltd have been adjusted through the intercompany account between the two companies in all cases.

(10)  The income tax credit for the period October 16, 2006 to June 30, 2008 consists of a current tax credit of $2,514,974.

SEA CONTAINERS CARIBBEAN

BALANCE SHEET

		Unaudited	Unaudited
		June 30,	October 15,
	Note	2008	2006

Assets
Current assets
Cash and cash equivalents		$—	$—
Deferred tax		—	—
Due from related parties		—	—
Prepaid expenses and other current assets		—	—
Total current assets		—	—

Fixed assets, net		—	—

Investments		—	—
Intercompany receivables		—	—
Other assets		—	—
Total assets	(1)	$—	$—

(1) This statement of assets represents Sea Containers Group’s internal accounting, on an unaudited and uncertified basis.  As of May 31, 2008, Sea Containers Ltd has not filed its form 10-K report for fiscal year ended December 31, 2005, nor has it filed form 10-Q reports for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006 December 31, 2006, March 31, 2007, June 30, 2007, September 30, 2007, December 31, 2007, March 31, 2008 and June 30, 2008. The certification and audit process may result in adjustments to the above stated assets. Sea Containers Caribbean Inc. has not traded in the last twelve months.

		Unaudited	Unaudited
		June 30,	October 15,
	Note	2008	2006

Liabilities and shareholders’ equity
Current liabilities
Accounts payable		$3,530,094	$3,530,094
Accrued expenses		—	—
Current portion of long-term debt		—	—
Total current liabilities		3,530,094	3,530,094

Total shareholders’ equity		(3,530,094)	(3,530,094)
Total liabilities and shareholders’ equity	(2)	$—	$—

(2) This statement of liabilities represents Sea Containers Group’s internal accounting, on an unaudited and uncertified basis.  As of May 31, 2008, Sea Containers Ltd has not filed its form 10-K report for fiscal year ended December 31, 2005, nor has it filed form 10-Q reports for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006 December 31, 2006, March 31, 2007, June 30, 2007, September 30, 2007, December 31, 2007, March 31, 2008 and June 30, 2008. The certification and audit process may result in adjustments to the above stated assets. Sea Containers Caribbean Inc. has not traded in the last twelve months.

SCL Intercompany Balance As At

	June 08	May 08
	2008	2008	Movement
	$	$	$
Receivable

SC British Isles	122,608,700	121,992,145	616,555
Fairways and Swinford	125,354	124,724	630
SC Services	81,193,115	82,660,679	(1,467,564)
GNER Holdings	1,696,454	1,687,929	8,525
SC America Inc	8,588,618	8,586,280	2,338
SPC	85,447,475	100,529,469	(15,081,994)
SC Brasilia	10,554,575	10,554,575	—
SC Australia	280	174,140	(173,860)
IRS pte	12,487	—	12,487
Mobilbox	182	182	—
Strider 2	4,222,504	4,222,504	—
Vessel Holdings 3	7,644,985	7,644,985	—
Strider 9	1,938,178	1,938,178	—
Strider 10	8,821,179	8,821,179	—
Hyde Park Containers	14,752	8,625	6,127
Melbourne Park containers	—	6,009	(6,009)
IRS NZ	18,180	4,029	14,151
Cooltainers	25	25	—
Technitank	600,000	600,000	—
Boxer 2	2,731,302	2,731,302	—
Boxer 3	13,419,698	13,419,698	—
Contender 1	36,712,498	36,712,498	—
West Australia Line	1,222,855	1,222,855	—
Seacat Limited	428,287	423,961	4,326
SC Ropax	3,286,086	3,294,310	(8,224)
Fast Ferries Ltd	6,755,225	6,721,041	34,184
Nagara Tam	854,524	854,524	—
Nagara Ltd	1,052,675	1,052,675	—
Seafast Management Services	63,965	63,965	—
Paulista Containers	26,350,886	26,308,775	42,111
CMCI	2,615,747	2,615,747	—
Brasiluvas Agricola	3,486,028	3,477,531	8,497
Societe Bananiere De Motobe	527,531	527,531	—
SC Properties	10,217,854	10,217,854	—
Vessel Holdings	2,390,777	2,390,777	—
Ferry & Port Holdings	1,012,243,282	1,006,508,068	5,735,214
SC Ferries	18,500	18,500	—
SeaCat 2	16,767,463	16,767,463	—
SeaCat 4	16,152,868	16,152,868	—
SC Mauritius	39,229	39,229	—
Freight containers India	18	18	—
Super SeaCat 1	20,435,204	20,435,204	—
Super SeaCat 2	25,593,467	25,593,467	—
Super SeaCat 3	8,714,312	8,714,312	—
Super SeaCat 4	13,090,509	13,090,509	—
SeaCat Ltd	17,200,321	17,200,321	—
SC Finland (Ex Silja Holdings)	60,266,096	60,266,096	—
SeaCat 6	8,394,947	8,394,947	—
SeaCat 7	11,698,925	11,698,925	—
SC Finnjet	13,756,432	15,646,991	(1,890,559)
SC Treasury	16,289,935	16,278,403	11,532
SC Estonia	704,020	704,020	—
	1,686,968,509	1,699,100,042	(12,131,533)

	June 08	May 08
	2008	2008	Movement
	$	$	$
Payable

Illustrated London News	(19,867,302)	(19,772,343)	(94,959)
Quota Holdings	(12,000)	(12,000)	—
Super SeaCat Italia	(130)	(130)	—
SC Italia Holdings	(66,621)	(66,621)	—
GNER	(10,447)	(10,395)	(52)
SC Chartering	(58)	(58)	—
Yorkshire Marine Containers	(12,265,181)	(12,340,946)	75,765
SC Iberia	(6,599,689)	(6,548,049)	(51,640)
IRS pte	—	(11,637)	11,637
SC UK	(1,013,074,999)	(1,007,984,178)	(5,090,821)
Burginhall 818	(39,802)	(39,602)	(200)
Contender 2	(5,116,079)	(5,116,079)	—
Atlantic Maritime Services	(2,591,280)	(2,591,280)	—
SeaCo Parts Inc	(45,451)	(45,451)	—
Marine Container Insurance	(12,631,761)	(12,601,553)	(30,208)
SC Holdings	(18,146,954)	(18,055,764)	(91,190)
SC Ports & Ferries	(80,676,352)	(80,676,352)	—
Liverpool Dublin	(42)	(42)	—
Hoverspeed GB	(3,164,152)	(3,148,170)	(15,982)
SC Finland Services	(2,698,664)	(2,662,598)	(36,066)
SC Finance Ireland	(6,388,376)	(6,302,999)	(85,377)
	(1,183,395,340)	(1,177,986,247)	(5,409,093)

Net	503,573,169	521,113,795	(17,540,626)

Sea Container Services Limited

Intercompany Balances

	USD 1.99	USD 1.98
	June 30	May 31		Movement
	2008	2008	Movement	@ USD 1.99
	£	£	£	$
Receivable

SC British Isles	23,721,005	23,721,005	—	—
Ferry & Port Holdings (incl ILN)	6,497,010	6,497,010	—	—
GNER Holdings	13,762	13,762	—	—
ILN + Sketch	25,580,923	25,580,923	—	—
YMCL	5,167,343	5,164,652	2,691	5,355
SC Maritime	1,111,173	1,111,173	—	—
PCML	7,672	7,672	—	—
Periandros	496,613	493,280	3,333	6,633
Newhaven Marina	0	0	—	—
SC House Management	38,914	38,914	—	—
SC America Inc	29,112	29,112	—	—
SC Railway Services	9,309	79,984	(70,675)	(140,643)
Superseacat Italia	92,707	92,707	—	—

	62,765,543	62,830,194	(64,651)	(128,655)

Payable

SCL	(40,801,520)	(41,749,680)	948,160	1,886,838
GNER	(12,519)	(20,220)	7,701	15,325
Newhaven Marina	(3,171,815)	(3,171,815)	—	—
SC Property Services	(4,107,286)	(4,107,286)	—	—
Fairways & Swinford	(118,798)	(118,798)	—	—
SC Treasury	(100,927)	(100,927)	—	—
SC Finland	(319,728)	(319,728)	—	—

	(48,632,593)	(49,588,454)	955,861	1,902,163

	14,132,950	13,241,740	891,210	1,773,508

	$	$
Receivable	124,903,431	124,403,784

Payable	(96,778,860)	(98,185,139)

	28,124,571	26,218,645

TAX PAYMENT ATTESTATION

Taxes

Pursuant to the Exempted Undertakings Tax Protection Act (Bermuda) 1966, Sea Containers Ltd., a company incorporated under the laws of Bermuda, is not subject to any tax on profits or income, or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance.

Sea Containers Services Ltd. has paid post-petition tax payments as due.

Payroll Taxes Withheld and Paid

All payroll taxes of Sea Containers Services Ltd. have been fully paid for the period covered by this report.

STATEMENT REGARDING INSURANCE POLICIES

All insurance policies for the Debtors have been fully paid for the period covered by this report, including workers compensation and disability insurance.

In Re;	Sea Containers Ltd	Case No.

		Reporting Date	June 30, 2008

Accounts Receivable Reconciliation and Ageing

		$

Total accounts receivable at the beginning of the reporting period		1,563,408

Add	Amounts billed during the period	164,438

Less	Amounts collected during the period	(82,560)

Other movements (Sundry w/offs)		10

Total accounts receivable at the end of the reporting period		1,645,296

Accounts Receivable Ageing

0 - 30	days old	9,048

31 - 60	days old	9,900

61 - 90	days old	117,156

91 +	days old	1,509,192

Total accounts receivable		1,645,296

Amounts considered uncollectible (net)		(1,378,835)

Accounts receivable net		266,461

In Re;	Sea Containers Services Limited	Case No.

		Reporting Date	June 30, 2008

Accounts Receivable Reconciliation and Ageing

		$

Total accounts receivable at the beginning of the reporting period		1,554

Add	Amounts billed during the period	8,995

Less	Amounts collected during the period	—

Other movements - foreign exchange		8

Total accounts receivable at the end of the reporting period		10,557

Accounts Receivable Ageing

0 - 30	days old	10,557

31 - 60	days old	—

61 - 90	days old	—

91 +	days old	—

Total accounts receivable		10,557

Amounts considered uncollectible (net)		—

Accounts receivable net		10,557

Sea Containers Ltd

Post Petition Aged Creditors listing

As at June 30, 2008

	Aged debt
	0 - 30	31 - 60	61 - 90	91 and over	Total
	$	$	$	$	$
Accounts Payable	132,930	2,134	—	2,202	137,266

Professional fees	8,291,167	2,533,714	—	153,490	10,978,371

	8,424,097	2,535,848	—	155,692	11,115,637

Professional fees are made up as follows:

AP Services	392,895	374,564	—	—	767,459
Appleby	80,632	—	—	—	80,632
Attridge-Sterling	—	18,501	—	—	18,501
Bingham McCutchen	1,143,594	—	—	—	1,143,594
Carter Ledyard and Milburn	117,400	—	—	—	117,400
Conyers Dill and Pearman	5,100	—	—	—	5,100
Houlihan Lokey Howard & Zukin	1,388,018	—	—	—	1,388,018
Kirkland and Ellis	1,230,097	1,408,207	—	—	2,638,304
Kroll	900,670	347,107	—	—	1,247,777
Morris Nichols Arsht & Tunnell	250,587	—	—	—	250,587
Navigant Consulting	217,031	—	—	—	217,031
Pepper Hamilton	63,333	—	—	—	63,333
Pricewaterhouse Coopers	1,184,594	—	—	—	1,184,594
Pricewaterhouse Coopers - Legal	21,511	—	—	—	21,511
Punter Southall	203,260	—	—	—	203,260
Reed Smith Richards Butler	101,246	—	—	—	101,246
Sidley Austin	—	—	—	153,490	153,490
Warren H Smith and Assoc	166,634	—	—	—	166,634
Willkie Farr & Gallagher	684,446	385,335	—	—	1,069,781
Young Conaway Stargatt & Taylor	140,119	—	—	—	140,119

	8,291,167	2,533,714	—	153,490	10,978,371

Sea Containers Services Ltd

Post Petition Aged Creditors listing

As at June 30, 2008

	Aged debt
	0 - 30	31 - 60	61 - 90	91 and over	Total
	$	$	$	$	$

Accounts Payable	467,310	2,489	1,377	370	471,546

Professional fees	—	—	—	—	—

	467,310	2,489.49	1,377	370	471,546

DEBTORS QUESTIONNAIRE

Must be completed each month	Yes	No
1. Have any assets been sold or transferred outside normal course of business this reporting period? If yes, provide an explanation below.		X

2. Have any funds been disbursed from any account other than a debtor in possession account this reporting period? If yes, provide an explanation below.		X

3. Have all postpetition tax returns been timely filed? If no, provide an explanation below.	X

4. Are workers compensation, general liability and other necessary insurance coverages in effect? If no, provide an explanation below.	X